Exhibit 10.1(2)

MEMORANDUM OF AGREEMENT

This Memorandum of Agreement (“Agreement”) is entered into as of the 3rd day of February, 2012, by and between Harbin Coslight Power Co., Ltd., a China corporation (“Coslight”), and Verdant Automotive Corporation, a Delaware corporation (“Verdant”) to outline the objectives, understandings, and agreement between Verdant and Coslight (the “Collaboration”).

1.            Principal Collaboration Purpose.  The principal purpose of the Collaboration will be for the parties to establish a commercial collaboration for the joint development, manufacture and marketing and sales of battery and other energy storage systems, including for transport and stationary power applications, as developed by Coslight (the “Batteries”).  The Collaboration may take the form of a series of commercial contracts or the formation or one or more new entities.  In whatever form or forms the Collaboration is implemented, that implementation will be referred to in this Agreement as the “Collaboration.”

2.            Principal Verdant Responsibilities.

a.           Marketing and Sales.   Verdant shall be a sales, distribution and marketing entity for Coslight’s Lithium Iron Phosphate (“LFP”) Batteries and other energy related products in North America; however, nothing herein shall limit Verdant’s ability to market, distribute or sell its or any other third party’s products or battery technology applications anywhere in the world, including North America.

b.           Business Development.   Verdant will provide to Coslight and the Collaboration the function of business development for the purpose of identifying, developing and capitalizing on market opportunities for the Batteries.

c.           Brand Management.   Any Batteries covered by the Collaboration shall be branded using the Verdant name and logos.  Verdant will also develop for and provide brand management to such branded Batteries.  The parties understand and acknowledge that such branding and brand management will expose Verdant to potential liability (including, but not limited to, product liability) and litigation exposure.  The parties will address mitigation and protection for such exposure in the structure of the Collaboration.

3.            Principal Coslight Responsibilities.

a.           Battery Manufacturing.   Coslight will provide to Verdant and the Collaboration Battery manufacturing from its existing or new facilities in a sufficient capacity to serve the Collaboration’s market in accordance with the required specifications.  If Verdant is able to develop or obtain manufacturing elsewhere in the world of superior cost, quality, timeliness of production and delivery, and/or superior perceived value to customers, or if such manufacturing capacity is necessary to meet unique customer needs (including government contracting restrictions), then manufacturing may be relocated or expanded to locations identified by Verdant with Coslight’s mutual approval.

b.           Battery Management Systems and Control Systems.   Coslight will develop and manufacture for Verdant and the Collaboration Battery management systems and Battery control systems.

c.           Pricing.   While the specific pricing schedule will be determined on a project basis by way of project-specific commercial agreements and the Collaboration, Coslight agrees to provide the Batteries to Verdant in a manner that allows Verdant to competitively price the Batteries for resale.

d.           Training.   Coslight will provide Verdant’s designated representatives the necessary training, education and support for Verdant to effectively manage, service and maintain the Batteries.

4.            Consideration.

a.           Commercial Agreements.  The parties contemplate that the Collaboration will involve a series of commercial agreements pursuant to which Verdant and Coslight will provide goods and/or services to each other and/or to the Collaboration.  It is anticipated that the principal consideration in such agreements will be payments in cash or cash equivalents.

b.           Joint Venture or Collaboration Arrangements.  The parties also contemplate that the parties may form one or more venture entities in which each party will have an equity ownership and/or economic participation rights.  In addition, the parties contemplate that the Collaboration will include exchanges of stock of Verdant and/or Coslight.  The Parties agree to hold regular meetings between its management teams to discuss future opportunities or ventures.

5.            Term.   The initial term of the Collaboration will be three (3) years.  The Collaboration term will be subject to automatic renewal for successive three-year (3-year) periods.  Post-term provisions will be negotiated in the Collaboration with respect to jointly developed technology and to ensure Verdant continues to receive compensation for customers and/or other opportunities developed by Verdant during the Term.

6.            Notices.   All notices shall be in writing and delivered in person or sent by first class certified or registered airmail, postage prepaid, by recognized overnight courier, or by electronic mail or facsimile transmission, if confirmed or acknowledged, to the address specified below or to such other address as may be specified in writing by the addressed party to the other party.  If notice is sent by electronic mail or facsimile transmission, a copy shall concurrently be sent by a permitted means other than electronic mail or facsimile transmission; provided, however, that in such event the effectiveness of such notice shall be based on the electronic mail or facsimile transmission notice.

If to Coslight:

Coslight Group
No 68 Dianlan Street,,Xuefu Road,Nangang Dist,
Harbin, China 150086
Attention: Changyu Ju
Tel: +1 (626) 348-7878
E-mail: changyu.ju@coslight.us

If to Verdant:

Verdant Automotive Corporation
12223 Highland Avenue, Suite 106-542
Rancho Cucamonga, California 91739
Attention:  General Counsel
Tel: +1 (909) 747-2396
Fax:  +1 (909) 481-0200
E-Mail:  rkasprzak@verdantautomotive.com

7.            Miscellaneous.

a.           No Solicitation.   During the term of the Collaboration, neither party will solicit for employment any person at the time employed by and/or working on behalf of the other.

b.           Force Majeure.   Neither party shall be liable for failure to perform, in whole or in part, its obligations under this Agreement if such failure is caused by any event or condition not reasonably within the control of the affected party, including by events of nature, fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of governmental, judicial, administrative, military or other authorities, riots, insurrections, or any other cause beyond the control of the parties; provided, that the affected party promptly notifies the other party of the occurrence of the event of force majeure and takes all reasonable steps necessary to minimize the disruption to the other party and to resume performance of its obligations so interfered with.

c.           Disputes; Arbitration.   Any dispute, controversy or claim arising out of or relating to this Agreement will be referred to and finally determined by confidential arbitration in accordance with the JAMS International Arbitration Rules.  The tribunal will consist of one arbitrator from JAMS’s panel of neutrals, who shall be a retired judge, preferably with experience in the renewable energy industry.  Each party may object to one JAMS selected arbitrator.  Any arbitrator shall serve as a neutral, independent and impartial arbitrator.  The place of arbitration will be Los Angeles, California, United States of America.  The language to be used in the arbitral proceedings will be English.  Judgment upon the award rendered by the arbitrator may be entered exclusively in the courts within the jurisdiction of the state courts of Los Angeles County, California or the United States District Courts for the Central District of California (collectively, the “LA Courts”).  In the event of such suit, action or other adversary proceeding and solely for purposes of such an action or proceeding, the Parties hereto (a) submit to the exclusive personal jurisdiction of the LA Courts, (b) expressly waive any right they may have to a jury trial and agree that any such proceeding shall be tried by a judge without a jury, and (c) expressly covenant not to bring any such suit or claim before any other judicial tribunal. Each party will pay their own attorneys’ fees and costs, subject to final award as determined by the arbitrator.  Arbitration may be commenced by written notice to the other to its address specified above with concurrent notice to the arbitration administrator.

d.           Entire Agreement.   This Agreement sets forth the entire understanding between Coslight and Verdant with respect to the subject matter hereof and merges all prior agreements, dealings, negotiations, promises, representations and communications.  No modification, alteration or amendment of this Agreement (whether express, implied, by custom, course of dealing or otherwise) shall be effective unless in writing and signed by both parties.

e.           Assignment and Delegation.   Except as expressly permitted under their terms, none of the rights and obligations created hereunder may be assigned, transferred, pledged, delegated or otherwise encumbered or disposed of, in whole or in part, whether voluntarily or by operation of law or otherwise, by any party without the prior written consent of the other party, which consent shall not unreasonably be withheld.

f.           Applicable Law.   This Agreement is governed by and under the laws of the State of California.  If any term or provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed severed from this Agreement and a reasonable valid provision to be mutually agreed upon shall be substituted.  In the event that no reasonable valid provision can be so substituted, the remaining provisions of this Agreement shall remain in full force and effect, and shall be construed and interpreted in a manner that corresponds as far as possible with the intentions of the Parties.

g.           Warranties.   Each Party expressly represents and warrants that it is free to enter into this Agreement and that it has not made and will not make any creations or commitments in conflict with the provisions hereof.  Each Party further represents and warrants that this Agreement, and the performance of its respective obligations, and the consummation of the transactions contemplated hereunder have been duly authorized and approved by all necessary action, and all necessary consents or permits have been obtained, and neither the execution of this Agreement nor the performance of the Party’s obligations hereunder will violate any term or provision of any valid contract or agreement to which such party is subject and/or by which such party is bound.  No further actions or consents are necessary to make this Agreement a valid and binding contract, enforceable against the respective parties in accordance with the terms contained herein.

h.           Construction.   The captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision contained herein.  All terms defined in herein in the singular form shall have comparable meanings when used in the plural form and vice versa.  No uncertainty or ambiguity in this Agreement shall be construed or resolved using any presumption against any Party.  On the contrary, each Party acknowledges that this Agreement has been reviewed by its legal counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intention of the Parties.

i.           Amendment and Waiver.   This Agreement may not be modified, amended or waived, except by a writing executed by the signatories, below, unless said signatory has been replaced in his position, in which case, the signature of such person replacing said signatory shall be sufficient..  Under no circumstance or conditions shall any other conduct be relied upon by the Parties.

j.           Execution.   This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement that is binding on all Parties, notwithstanding that all Parties are not signatories to the original or the same counterpart.  Facsimile and PDF signatures shall be acceptable as if original signatures had been exchanged.

In Witness Whereof, the undersigned have caused this Memorandum of Agreement to be signed by their duly authorized officers as of the date first above written.

Verdant Automotive Corporation

By:	Bryon Bliss/Executive Vice President

Harbin Coslight Power Co., Ltd.

By:	Changyu Ju/ Vice President